Contact:  Troy D. Cook
Executive Vice President &
Chief Financial Officer
913-327-3109

NPC International, Inc. Reports Third Quarter 2010 Results

Overland Park, Kansas, (November 8, 2010) - NPC International, Inc. (the “Company”), today reported results for its third fiscal quarter ended September 28, 2010.

THIRD QUARTER HIGHLIGHTS:

•	Comparable store sales increased 10.9% rolling over a decrease of -12.9% last year.
•	Adjusted EBITDA (reconciliation attached) of $22.8MM was $2.8MM or 14% greater than last year.
•	Free Cash Flow (reconciliation attached) of $13.7MM was $6.4MM or 88% greater than last year.
•	Net income of $3.5MM was $2.2MM or 162% greater than last year.
•	Cash balances increased to $41.4MM from $26.8MM last quarter.

YEAR-TO-DATE HIGHLIGHTS:

•	Comparable store sales from continuing operations increased 10.5% rolling over a decrease of -10.1% from last year.
•	Adjusted EBITDA from continuing operations (reconciliation attached) of $80.9MM increased by $5.5MM or 7% from last year.
•	Free Cash Flow (reconciliation attached) of $55.2MM was $22.9MM or 71% greater than last year.
•	Income from continuing operations of $18.1MM was $7.4MM or 69% greater than last year.
•	Debt has been reduced by $31.3MM and cash balances have increased by $26.8MM from last fiscal year end.
•
The Company’s leverage ratio declined to 4.00X Consolidated EBITDA, as defined in our Credit Agreement, from 4.51X at last fiscal year end,  compared to our existing maximum leverage covenant of 4.75X.  Including the benefit of excess cash balances of $38.1MM, our leverage ratio would have improved to 3.63X.

The Company’s third quarter financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations are set forth in the Company’s Form 10-Q for the fiscal quarter ended September 28, 2010 which can be accessed at www.sec.gov.

NPC’s President and CEO Jim Schwartz said, “We maintained the exceptional sales momentum that we developed in the first half of this year posting comparable store sales growth of 10.9% during our third quarter while migrating away from the $10 Any Pizza promotion.

During the quarter we significantly lowered our menu prices on all of our pizzas with the introduction of our new simplified pricing strategy and our consumers have enthusiastically welcomed the change.  This lower and simplified menu pricing strategy leverages off of the key tenets of the $10 Any Pizza promotion – tremendous value and a simple pricing message.  In addition, during the third quarter we once again brought hallmark Pizza Hut innovation to the category with the introduction of the Big Italy Pizza, which was well received and exceeded our product mix expectations.

Our margins benefited from the transition to simplified pricing and continued excellent operational controls as exhibited by our sequentially lower cost of sales as compared to the first half of the year and lower year-over-year direct labor and other restaurant operating expenses.

We are pleased to report that our free cash flow generation has remained strong during the first three quarters of fiscal 2010 at $55.2 million, an increase of $22.9 million or 71% over last year.  As a result, we have increased our cash balances by $26.8 million from last fiscal year end while reducing debt by $31.3 million and improving our leverage ratio from 4.51X to 4.00X.  Including the benefit of our excess cash balances our leverage position at the end of the third quarter would have been 3.63X.

The pizza segment continues to lead the restaurant category in transaction growth due to the category’s firm commitment to value and unique positioning with the consumer.  At NPC, we are excited about the balance of 2010 and fiscal 2011 due to the continuing momentum from our simplified pricing strategy, which is providing us an improved balance of value to the consumer and sustainable margins that results in a true win-win for our brand and the consumer.”

CONFERENCE CALL INFORMATION:

The Company’s third quarter earnings conference call will be held Tuesday, November 9, 2010 at 10:30 am CST. You can access this call by dialing 866-362-4829.  The international number is 617-597-5346. The access code for the call is 10956013.

Go to www.npcinternational.com and click on the Thomson Financial logo in the investor information section or go to www.earnings.com.

For those unable to participate live, a replay of the call will be available until November 16, 2010 by dialing 888-286-8010 or by dialing international at 617-801-6888.  The access code for the replay is 61343350.

A replay of the call will also be available at the Company’s website at www.npcinternational.com.

NPC International, Inc. is the world’s largest Pizza Hut franchisee and currently operates 1,143 Pizza Hut restaurants and delivery units in 28 states.

For more complete information regarding the Company’s financial position and results of operations, investors are encouraged to review the Company’s  quarterly financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, incorporated into the Company’s Form 10-Q which can be accessed at www.sec.gov.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this news release that do not relate to historical or current facts constitute forward-looking statements. These include statements regarding our plans and expectations.  Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct.  NPC’s actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including lower than anticipated consumer discretionary spending; continued deterioration in general economic conditions; competition in the quick service restaurant market; adverse changes in food, labor and other costs; price inflation or deflation; and other factors. These risks and other risks are described in NPC’s filings with the Securities and Exchange Commission, including NPC’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting NPC. All forward-looking statements made in this news release are made as of the date hereof. NPC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. Investors are cautioned not to place undue reliance on any forward-looking statements.

NPC INTERNATIONAL, INC.
Consolidated Statements of Income
(Dollars in thousands)
(Unaudited)

	13 Weeks		13 Weeks
	Ended		Ended
	Sept. 28, 2010		Sept. 29, 2009

Net product sales	$226,748	100.0%	$205,107	100.0%
Fees and other income (1)	10,419	4.6%	8,847	4.3%
Total sales	237,167	104.6%	213,954	104.3%
Comparable store sales (net product sales only)	10.9%		-12.9%

Cost of sales (2)	65,879	29.1%	53,855	26.3%
Direct labor (3)	69,255	30.5%	65,273	31.8%
Other restaurant operating expenses (4)	76,381	33.7%	73,442	35.8%
General and administrative expenses	11,884	5.2%	11,901	5.8%
Corporate depreciation and amortization of intangibles	2,894	1.3%	2,955	1.4%
Other	329	0.1%	718	0.4%
Total costs and expenses	226,622	99.9%	208,144	101.5%
Operating income	10,545	4.7%	5,810	2.8%
Interest expense (5)	(7,278)	-3.2%	(7,695)	-3.8%
Income (loss) before income taxes	3,267	1.5%	(1,885)	-1.0%
Income tax benefit	(222)	0.0%	(3,215)	-1.6%

Net income	$3,489	1.5%	$1,330	0.6%

Percentages are shown as a percent of net product sales.

Capital Expenditures	$5,241		$4,771
Cash Rent Expense	$12,499		$12,398

(1)	Fees and other income increased due to increased delivery transactions.
(2)
Cost of sales, as a percentage of net product sales, increased primarily due to lower net pricing and product mix changes realized from promotional activity during the quarter and higher ingredient costs, primarily meat and cheese.

(3)
Direct labor, as a percentage of net product sales, decreased largely due to the benefit of sales leverage on fixed and semi-fixed costs and favorable claims experience reducing health insurance costs for the quarter.

(4)
Other restaurant operating expenses, as a percentage of net product sales, decreased largely due to the benefit of sales leverage on fixed and semi-fixed costs, primarily depreciation and occupancy costs.

(5)	Interest expense declined primarily due to lower average debt levels than the prior year.

Note:  The explanations above are abbreviated disclosures.  For complete disclosure see Management’s Discussion and Analysis in our Form 10-Q filed with the SEC.

NPC INTERNATIONAL, INC.
Consolidated Statements of Income
(Dollars in thousands)
(Unaudited)

	39 Weeks		39 Weeks
	Ended		Ended
	Sept. 28, 2010		Sept. 29, 2009

Net product sales	$715,332	100.0%	$641,803	100.0%
Fees and other income (1)	33,087	4.6%	28,305	4.4%
Total sales	748,419	104.6%	670,108	104.4%
Comparable store sales (net product sales only)	10.5%		-10.1%

Cost of sales (2)	213,769	29.9%	170,806	26.6%
Direct labor (3)	214,929	30.0%	197,002	30.7%
Other restaurant operating expenses (4)	228,950	32.0%	221,405	34.5%
General and administrative expenses	36,328	5.1%	36,671	5.7%
Corporate depreciation and amortization of intangibles	8,570	1.2%	8,810	1.4%
Other	1,115	0.2%	1,483	0.2%
Total costs and expenses	703,661	98.4%	636,177	99.1%
Operating income	44,758	6.2%	33,931	5.3%
Interest expense (5)	(22,152)	-3.1%	(23,438)	-3.7%
Income before income taxes	22,606	3.1%	10,493	1.6%
Income tax expense (benefit)	4,537	0.6%	(216)	-0.1%

Income from continuing operations	18,069	2.5%	10,709	1.7%
Loss from discontinued operations	-	0.0%	(59)	0.0%
Net income	$18,069	2.5%	$10,650	1.7%

Percentages are shown as a percent of net product sales.

Capital Expenditures	$13,884		$19,526
Cash Rent Expense	$38,037		$37,348

(1)	Fees and other income increased due to increased delivery transactions.
(2)
Cost of sales, as a percentage of net product sales, increased year-to-date primarily due to lower net pricing and product mix changes associated with the $10 Any Pizza promotion as well as higher ingredient costs, primarily meat.

(3)
Direct labor, as a percentage of net product sales, decreased largely due to the benefit of sales leverage on fixed and semi-fixed costs, which more than offset the increased average wage rates related to the July 2009 minimum wage increase.

(4)
Other restaurant operating expenses, as a percentage of net product sales, decreased largely due to the benefit of sales leverage on fixed and semi-fixed costs, primarily depreciation and occupancy costs.

(5)	Interest expense declined primarily due to lower average debt levels than the prior year.

Note:  The explanations above are abbreviated disclosures.  For complete disclosure see Management’s Discussion and Analysis in our Form 10-Q filed with the SEC.

NPC INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	September 28, 2010	December 29, 2009
Assets
Current assets:
Cash and cash equivalents	$41,446	$14,669
Other current assets	20,249	22,845
Total current assets	61,695	37,514

Facilities and equipment, net	148,269	164,413
Franchise rights, net	401,624	408,714
Other noncurrent assets	216,888	218,683
Total assets	$828,476	$829,324
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of debt	$1,190	$31,340
Other current liabilities	85,985	74,412
Total current liabilities	87,175	105,752

Long-term debt, less current portion	401,180	402,370
Other noncurrent liabilities	161,875	162,627
Total liabilities	650,230	670,749
Stockholders' equity	178,246	158,575
Total liabilities and stockholders' equity	$828,476	$829,324

NPC INTERNATIONAL, INC.
 Condensed Consolidated Statements of Cash Flows
 (Dollars in thousands)
(Unaudited)

	39 Weeks Ended
	Sept. 28, 2010	Sept. 29, 2009
Operating activities
Net income	$18,069	$10,650
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	34,217	39,077
Amortization of debt issue costs	1,930	1,515
Deferred income taxes	2,634	(30)
Other adjustments	1,133	1,011
Changes in assets and liabilities, excluding acquisitions:
Assets	(320)	1,407
Liabilities	11,371	(1,832)
Net cash provided by operating activities	69,034	51,798
Investing activities
Capital expenditures	(13,884)	(19,526)
Net proceeds from sale of units	-	19,463
Purchase of business assets, net of cash acquired	-	(32,798)
Proceeds from sale or disposition of assets	2,102	660
Net cash used in investing activities	(11,782)	(32,201)
Financing activities
Net payments under revolving credit facility	-	(3,000)
Payments on term bank facilities	(31,340)	(17,094)
Proceeds from sale-leaseback transactions	865	6,402
Other	-	(796)
Net cash (used in) provided by financing activities	(30,475)	(14,488)
Net change in cash and cash equivalents	26,777	5,109
Beginning cash and cash equivalents	14,669	5,327
Ending cash and cash equivalents	$41,446	$10,436

NPC INTERNATIONAL, INC.
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	Sept. 28, 2010	Sept. 29, 2009	Sept. 28, 2010	Sept. 29, 2009
Adjusted EBITDA:
Net income from continuing operations	$3,489	$1,330	$18,069	$10,709
Adjustments:
Interest expense	7,278	7,695	22,152	23,438
Income tax (benefit) expense	(222)	(3,215)	4,537	(216)
Depreciation and amortization	11,694	13,082	34,217	39,067
Net facility impairment charges	339	696	1,183	947
Pre-opening expenses and other	267	425	775	1,511
Adjusted EBITDA from continuing operations	22,845	20,013	80,933	75,456
Adjusted EBITDA from discontinued operations	-	-	-	142
Adjusted EBITDA (1)	$22,845	$20,013	$80,933	$75,598

Free Cash Flow:
Net cash provided by operating activities	$18,961	$12,067	$69,034	$51,798
Less:
Capital expenditures	(5,241)	(4,771)	(13,884)	(19,526)
Free Cash Flow (2)	$13,720	$7,296	$55,150	$32,272

Unit Count Activity

	39 Weeks Ended
	Sept. 28, 2010	Sept. 29, 2009

Beginning of period	1,149	1,098
Developed	1	4
Acquired	-	105
Closed	(7)	(13)
Sold	-	(42)
End of period	1,143	1,152

Equivalent units, continuing operations(3)	1,145	1,145

(1) The Company defines Adjusted EBITDA as consolidated net income plus interest, income taxes, depreciation and amortization, facility impairment charges and pre-opening expenses. The Company has substantial interest expense relating to the financing of the acquisition of us in 2006 and substantial depreciation and amortization expense relating to the acquisition of us in 2006 and to our acquisition of units in recent years.  Management believes the elimination of these items, as well as taxes, pre-opening and other expenses and facility impairment charges give investors useful information to compare the performance of our core operations over different periods.  Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles.  Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation from, or as a substitute for analysis of, the Company’s financial information reported under generally accepted accounting principles.  Adjusted EBITDA, as defined above, may not be similar to EBITDA measures of other companies. The Company has included Adjusted EBITDA as a supplemental disclosure because management believes that Adjusted EBITDA provides investors a helpful measure for comparing the Company’s operating performance with the performance of other companies that have different financing and capital structures or tax rates.

(2) The Company defines Free Cash Flow as cash flows from operations less capital expenditures. Management believes that the free cash flow measure is important to investors to provide a measure of how much cash flow is available, after current changes in working capital and acquisition of property and equipment, to be used for working capital needs or for strategic opportunities, including servicing debt, making acquisitions, and making investments in the business.  It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures.

 (3) Equivalent units represent the number of units open at the beginning of a given period, adjusted for units opened, closed, acquired or sold during the period on a weighted average basis.

7300 W 129th St
Overland Park, KS 66213